Exhibit No. 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 13, 2002 on our review of interim financial information of Bristol-Myers Squibb Company (the “Company”) as of and for the three- and six-month periods ended June 30, 2002 and 2001 included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691, 33-30756-02, 33-58187, 333-02873 and 333-65424), Form S-4 (No. 333-09519) and Form S-3 (Nos. 33-33682, 33-62496, 333-49227 and 333-65444).

Such report is not a “report” or “part” of a registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933 and the independent accountants’ liability under Section 11 does not extend to such report.

Very truly yours,

PricewaterhouseCoopers LLP
New York, New York
August 14, 2002

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